Exhibit 99.1

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Investor Relations: Gregory J. Eisenhauer, CFA EVP & Chief Financial Officer 770-806-4780 geisenhauer@proxymed.com	For Immediate Release Media Relations: Marie Rains Director of Public & Media Relations 800-937-3865, ext. 207 mrains@proxymed.com

PROXYMED ANNOUNCEMENT

     Atlanta, GA, (Business Wire) November 18, 2004 – ProxyMed, Inc. (Nasdaq: PILL), a leading provider of healthcare transaction processing and medical cost containment services, today announced receipt of a notice from the Nasdaq Listing Qualifications staff indicating that because the Company had failed to timely file its form 10-Q for the period ended September 30, 2004, it is not in compliance with the filing requirements for continued listing required by Nasdaq Marketplace Rule 4310(c)(14). As of the opening of business November 18, 2004, an “E” was appended to the end of the Company’s ticker symbol “PILL” for the Company’s common stock. As a result of this Nasdaq notification, the Company’s securities are potentially subject to delisting from the Nasdaq National Market commencing with the opening of business on November 26, 2004, unless an appeal is made to a Nasdaq Listings Qualifications Panel (“Panel”) within seven calendar days of the Company’s receipt of such notice. The Company intends to appeal the delisting notification and request a hearing by a Panel. The filing of a hearing request will stay the delisting process pending the Panel’s decision.

     Previously on November 9, 2004, the Company disclosed that in connection with a Form S-3 filed by the Company on June 18, 2004, the SEC is conducting a routine review of the Company’s Form 10-K for fiscal year ending December 31, 2003, as well as the Company’s quarterly reports for first and second quarter of 2004. The Company anticipates that the results of the SEC’s review will be examined by both its present independent outside accounting firm, Deloitte and Touche, and the Company’s prior independent outside accounting firm, PriceWaterhouseCoopers. As a result, the Company was unable to file its Form 10-Q for the third quarter ended September 30, 2004 within the prescribed time period. There have been no allegations of improprieties. The Company is presently reviewing technical accounting issues involving its treatment of:

•	certain warrants received in conjunction with a joint marketing agreement entered into with PlanVista Corporation in 2003;

•	the valuation of stock received by the Company in the stock-for-stock acquisition of PlanVista Corporation in early 2004;

•	disposal of certain assets related to the Company’s laboratory services segment on June 30, 2004; and

•	the use of EBITDA as a non-GAAP measure of performance.

     The Company also anticipates expansion of disclosure in certain other areas of its recent Form 10-K and Form 10-Q filings. At this time, it is premature to conclude as to the impact, if any, from the resolution of the comments, on the Company’s previously filed financial statements and disclosures, or necessary updates to the Form 10-Q for the first and second quarter of 2004, and for the Form 10-K for the fiscal year ended December 31, 2003. Under the direction of the Company’s Audit Committee of the Board of Directors, the Company is working diligently with the SEC and its independent auditors to complete the review of its financial statements and to file its third quarter Form 10-Q as soon as possible. Following filing of the third quarter Form 10-Q, the Company expects to return to compliance with NASDAQ listing standards.

About ProxyMed, Inc.

ProxyMed provides connectivity, medical cost containment services, business process outsourcing solutions and related value-added products to physicians, payers, pharmacies, medical laboratories, and other healthcare providers and suppliers. ProxyMed’s services support a broad range of both financial and clinical transactions, and we are HIPAA certified through Edifecs. To facilitate these services, ProxyMed operates Phoenix™, our secure national electronic information platform, which provides physicians and other primary care providers with direct connectivity to payers, chain and independent pharmacies and clinical laboratories.

For more information, please visit the Company’s website at www.proxymed.com.

Forward Looking Statement

ProxyMed cautions that forward-looking statements contained in this document are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. Some of these factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this document may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These statements include those concerning the potential benefits and effects, including but not limited to any expectations as to profitability, revenue growth, projected EBITDA, and other aspects of the financial performance of the combined company. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. While these statements reflect our current judgment, they are subject to risks and uncertainties. ProxyMed’s business is subject to a variety of risks, including the time and expense necessary to locate and retain suitable executive management. For further cautions about the risks of investing in ProxyMed, we refer you to the documents each company files from time to time with the Securities and Exchange Commission, particularly the Company’s Form 10-K for the year ended December 31, 2003, and the Company’s Form 10-Q for the quarter ending June 30, 2004.

ProxyMed does not assume any obligation to update information contained in this document, including for example guidance regarding future performance, which represents the companies’ expectations only as of the date of this release and should not be viewed as a statement about the Company’s expectations after such date. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

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